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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cable Michigan Inc. on Form S-8 (File Nos. 333-37947 and 333-38139) of our report dated March 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cable Michigan Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 1998